U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Commission File Number 000-51833

Verbena Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-4142447
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

843 Persimmon Lane Langhorne PA	19047
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:
((215-741-7006)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this Current Report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

EXPLANATORY NOTE

This Current Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This Current Report responds to the following items on Form 8-K:

Item 1.01	Termination of a Material Definitive Agreement.
Item 9.01	Financial Statements and Exhibits.

Item 1.01
Item 1.01 Termination of a Material Definitive Agreement.

(a)  On December 12, 2008, Verbena Pharmaceuticals Inc. (“we”, “us”, “our” or the “Company”) terminated its previously announced merger with American Building and Maintenance Service Inc. (“ABMS”) by executing a Termination and Hold Harmless Agreement with ABMS dated December 12, 2008 (the “Agreement”). Under the terms of the Agreement, the Company has agreed to pay ABMS a total of $8875.00.00 plus issue 9,350 shares of common stock from the treasury of the Company.

Item 9.01	Financial Statements and Exhibits. Termination and Hold Harmless Agreement dated December 12, 2008.

TERMINATION AND HOLD HARMLESS AGREEMENT

THIS AGREEMENT is made and dated effective (the “Effective Date”) as of the12th day of December, 2008 between Verbena Pharmaceuticals Inc. (“Verbena”) and American Building and Maintenance Service Inc. (the “ABMS”).

WHEREAS:

The parties entered into a merger agreement dated January 24, 2008 (the “Merger Agreement”);

The parties wish to unwind and terminate the Merger Agreement; and ABMS has agreed to release and hold harmless Verbena from its obligations under the terms of the Merger Agreement in consideration of the payment of $8,875 and the issuance of 9,350 shares of the common stock of Verbena.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and consideration now provided the Parties hereto agree as follows:

ABMS, its affiliates, directors, and officers hereby release, remise and forever discharge Verbena, and its directors, officers, shareholders, successors and assigns of and from all manner of accounting, actions, causes of action, suits, debts, dues, accounts, bonds, or all other manner of claim or liability, contingent or uncontingent, which may be had or considered by ABMS in respect to or against Verbena and in relation to that certain merger agreement dated January 24, 2008, and any and all obligations arising therefrom.

In exchange for such release, Verbena shall undertake the following:

Pay ABMS a total of $8,875 as repayment of various expenses incurred by ABMS in relation to the Merger Agreement.

Issue a total of 9,350 shares of common stock from the treasury of Verbena, registered in the name of ABMS (the “ABMS Shares”).

Register the ABMS Shares for resale in a registration statement pursuant to the Securities Act of 1933.

Upon notice of effectiveness of the registration statement in 2(c) above, ABMS shall dividend the ABMS Shares to its shareholders, to be paid out as a dividend to the shareholders of ABMS, who have individually incurred expenses related to the Merger Agreement (the “ABMS Shareholders”). A complete listing of the ABMS Shareholders is attached to this agreement as Exhibit A.

Upon payment of the above, the parties shall have no further obligations to each other whatsoever with respect to the Merger Agreement.

This Agreement shall enure to the benefit of and be binding upon the Parties and the Escrow Agent hereto, their and each of their heirs, executors, administrators, successors and permitted assigns.

This Agreement may be executed in several parts in the same form and such part as so executed shall together constitute one original agreement and such parts, if more than one, shall be read together and construed as if all the signing Parties hereto had executed one copy of this Agreement.

This Agreement shall be subject to the exclusive jurisdiction of the state of Nevada and the courts thereof.

IN WITNESS WHEREOF the Parties have executed these presents as and from the day and year above written.

VERBENA PHARMACEUTICALS INC.)
)
)
)
Per: Authorized Signatory)
Name:

AMERICAN BUILDING AND )
MAINTENANCE SERVICE INC. )
)
)
Per: Authorized Signatory)
Name:

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VERBENA PHARMACEUTICALS INC.

Dated: December 18, 2008	By:	/s/ Robert Schneiderman
Name: Robert Schneiderman Title: President, Secretary and Director